                                        1
EXHIBIT 5.1

Raytheon Company
Executive Offices
141 Spring Street
Lexington, MA  02173
Tel  617.860.2103
Fax 617.860.3899

February 3, 1998

Raytheon Company
141 Spring Street
Lexington, MA  02173

    Re: Registration Statement on Form S-8 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

     I am Corporate Counsel to Raytheon Company, a Delaware corporation (the "Company"), and as such, I, and other attorneys in this office, have participated with the Company in the preparation for filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") covering an aggregate of 52,766,692 shares (the "Shares") of the Company's Class B Common Stock, par value $.01 per share, which Shares will be issued pursuant to the terms of one of the following plans:
(i) the Raytheon Company 1976 Stock Option Plan, (ii) the Raytheon Company 1991 Stock Plan, (iii) the Raytheon Company 1995 Stock Option Plan, (iv) the Raytheon Company 1997 Nonemployee Directors Restricted Stock Plan, (v) a plan for granting stock options in substitution for stock options granted by Texas Instruments Incorporated and (vi) a plan for granting stock options in substitution for stock options granted by Hughes Electronics Corporation (individually, a "Plan" and, collectively, the "Plans"). In connection with filing the Registration Statement, the rules and regulations of the Commission require my opinion, in my capacity as Corporate Counsel of the Company, on the matters set forth below.

    In rendering this opinion, I, and other attorneys in this office, have examined and relied upon originals or copies, certified or otherwise, of all such corporate records, documents, agreements or other instruments of the Company, and have made such investigation of law and have discussed with the officers of the Company such questions of fact as we have deemed necessary or appropriate. In rendering this opinion, I have relied upon certificates and statements of officers and directors of the Company as to factual matters, and have assumed the genuineness of all documents submitted as copies.

     Based upon and subject to the foregoing, I am of the opinion that the Shares will be, upon the issuance thereof pursuant to the terms of the respective Plan, legally issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                               /s/ John W. Kapples
                                                   John W. Kapples
JWK/jmh